Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-239463, 333-232253, 333-232255, 333-219867, 333-219869, 333-205694, 333-189336, 333-182142, 333-151728, 333-117602 and 333-151728) and on Form S-3 (Nos. 333-249917, 333-239199, 333-235399 and 333-215747) of Celldex Therapeutics, Inc. of our report dated March 29, 2021 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2021